EXHIBIT 10.1



                                PURCHASE CONTRACT

         THIS AGREEMENT made and entered into this 9th day of June, 1999 (the "Effective Date"), between CORNERSTONE REALTY GROUP, INC. or its nominee, (hereinafter called "Purchaser"), and AUSTIN/CANYON HILLS, LTD., a Texas limited partnership (hereinafter called "Seller").


                                    ARTICLE I
                                  THE PROPERTY

         1.1 SALE OF PROPERTY. Seller agrees to sell and convey, and Purchaser agrees to purchase, Seller's real property known as CANYON HILLS APARTMENTS located in AUSTIN, TX, with all buildings and improvements located thereon, as more particularly described in the attached legal description in EXHIBIT A including, but not limited to 229 individually heated and air conditioned apartment units, with all appurtenances, together with all appliances, drapes, carpeting, shrubbery and all other personal property owned by Seller and used in connection with the premises, including, the inventory of personal property to be supplied by Seller and attached hereto as EXHIBIT B (all such real and personal property hereinafter collectively referred to as the "Property" unless the context clearly indicates otherwise).


                                   ARTICLE II
                            PAYMENT OF PURCHASE PRICE

         2.1 PURCHASE PRICE. The total purchase price (the "Purchase Price") shall be TWELVE MILLION ONE HUNDRED FIFTY THOUSAND ($12,150,000) DOLLARS as evidenced by cash or cash equivalent at closing.

         2.2 DEPOSITS. ONE HUNDRED THOUSAND ($100,000) DOLLARS upon full execution of this Agreement and an additional ONE HUNDRED THOUSAND ($100,000) DOLLARS shall be placed in escrow by Purchaser at the end of the "Inspection Period" described in Article VI below. In the event that Purchaser fails to deposit such additional $100,000 with the Title Company within forty-eight (48) hours after the end of the Inspection Period, Purchaser shall be deemed to be in default of its obligations hereunder. Said deposits shall be placed in escrow with Heritage Company of Austin, Inc. or its authorized agent (the "Title Company"), 98 San Jacinto Boulevard, Suite 400, Austin, TX 78701, Attn.: Jan Cox Dwyer, as an earnest money deposit which may be credited against the purchase price or applied as per Article XI below.

         2.3 INDEPENDENT CONTRACT CONSIDERATION. Purchaser shall, concurrently with its execution hereof, deliver to Seller a check in the amount of FIFTY ($50) DOLLARS (the "Independent Contract Consideration"), which amount Seller and Purchaser agree has been bargained for as consideration for Seller's execution and delivery of this Agreement and Purchaser's right to inspect the Property. The Independent Contract Consideration is in addition


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to and independent of any other  consideration  or payment  provided for in this
Agreement and is non-refundable in all events.


                                   ARTICLE III
                                  TITLE MATTERS

         3.1 TITLE. Seller, shall convey good and indefeasible title by Special Warranty Deed in the form attached hereto as EXHIBIT C, subject only to general taxes for the current year not yet due and payable and utility easements which do not interfere with the present use of the Property, and the "Permitted Exceptions". "Permitted Exceptions" are those title exceptions listed in the title commitment, which are not objected to or waived by Purchaser pursuant to
Section 3.2 below.

                  (A) Title shall be free from any and all liens or mortgages and Seller shall be responsible for any prepayment penalties necessary to deliver such free title.

         3.2 TITLE DEFECTS; ELECTION TO CURE. Seller shall furnish to Purchaser at Seller's expense a commitment for Title Insurance from the Title Company, (the "Commitment" or the "Title Report") within ten (10) days after the Effective Date, covering the Property binding the Title Company to issue a Texas Owner Policy of Title Insurance (the "Title Policy") on the standard form prescribed by the Texas State Board of Insurance at the Closing, in the full amount of the Purchase Price, insuring Purchaser's fee simple title to the Property to be good and indefeasible, together with true and correct copies of all instruments listed on Schedule B to the Commitment (as well as any other documents or instruments listed therein which will not be released at closing). If the Commitment or the Survey (as hereinafter defined) shows any exceptions which are not acceptable to Purchaser in Purchaser's sole discretion, Purchaser shall give written notice of such objections to Seller's counsel during the Inspection Period. Seller may, at its option, elect whether to cure said objections or by written notice (Seller's Notice") to Purchaser indicate its intention not to cure, Seller having no obligation to cure any such defects which are objected to by Purchaser that would require the expenditure of more than Ten Thousand ($10,000) Dollars.

         3.3 ELECTION NOT TO CURE DEFECTS. Should Seller elect not to cure such objections, Purchaser shall have the right, as its sole and exclusive remedies, either to waive such objections and proceed to close this Agreement subject to such uncured objections, but without reduction of the Purchase Price, or to terminate this Agreement and receive a refund of all deposits previously made by Purchaser, whereupon each party shall thereupon be released from all obligations hereunder, and all deposits shall be immediately returned to Purchaser.

         3.4 SURVEY. As soon as reasonably possible, and in any event within ten
(10) days after the Effective Date , Seller shall, at Seller's expense, deliver or cause to be delivered to the Seller, the Title Company, and to Purchaser Seller's existing survey (the "Survey") of the Property. In the event that Purchaser elects to obtain an update of such existing Survey or a new Survey of the Property, any costs incurred in so doing shall be borne by Purchaser.



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                                   ARTICLE IV
                                   PRORATIONS

         4.1 INCOME AND EXPENSE ALLOCATIONS. The following shall be prorated, on a calendar-month basis, as of the date of closing: rents and other income from the Property; operating expenses (on such service contracts, including laundry contract, and other obligations as Purchaser may agree to assume); and general and real property taxes and personal and business property taxes for the year of closing (based on the most recent assessment and the most recent levy). Purchaser shall receive a credit against the Purchase Price for the amount of any security deposits and prepaid rentals held by the Seller pursuant to provisions of the tenant leases. Seller shall cause all utility meters to be read on the date of closing, and Seller shall pay to Purchaser (or furnish evidence of prior payment) an amount equal to utility charges incurred or accrued up to the reading of such utility meters. Seller shall retain the right to any security deposits on deposit with any utility companies, and Purchaser shall be required to deposit with any such utility companies security deposits for its own account. If final readings and billings cannot be obtained as of the date of closing, the final bills when received shall be prorated based upon the number of days Seller owned the Property in such final billing period.


         4.2 CLOSING COSTS. Purchaser and Seller shall pay their customary share of all taxes, recording fees, if any, imposed on the Deed, or any other documents executed in connection with the transfer of the Property. Seller agrees to pay the basic premium cost of the Title Policy. Purchaser shall pay the premium for the amendment of the boundary exception in the Title Policy referred to in Section 3.2 hereof, if Purchaser desires such amendment, together with any other endorsements to the Title Policy required by Purchaser. Seller shall pay any prepayment penalty charged by the holders of any existing mortgages.

         4.3 ALLOCATION OF RENTS. Rents collected by Seller prior to Closing shall be prorated as agreed in 4.1 above. Purchaser shall apply rents received after Closing first to payment of the current rent due to Purchaser, then to delinquent rents due to Purchaser, and last to rents due to Seller as of the Closing but uncollected prior to settlement. Purchaser agrees to use its best efforts in good faith to collect the amount of any rental arrears from tenants and Purchaser agrees to remit promptly to Seller any such arrears actually paid by such tenants to Purchaser. Seller shall retain the right to commence legal action against a tenant for any delinquent rent apportioned to the Seller.

         4.4 PRIOR LEASE CONCESSIONS. If Seller has committed to give any future monetary concessions to tenants under existing leases which relate to a period of time after closing and as to which Purchaser would become liable, then Seller shall pay to Purchaser said amount in a lump sum at closing.



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                                    ARTICLE V
                           POSSESSION OF THE PROPERTY

         5.1 POSSESSION. Possession of the Property shall be delivered to Purchaser at closing, subject to the rights of the tenants under existing leases and rental agreements.

                                   ARTICLE VI
                         CONDITIONS PRECEDENT TO CLOSING

         6.1 Conditions Precedent. Purchaser's obligation to purchase shall be subject to and contingent upon the satisfaction of the following conditions precedent:

                  (A) Receipt by Purchaser of an engineering report of building and site conditions, satisfactory to Purchaser in its sole discretion, said report to include in part, a description of any hazardous waste sites, hazardous wastes and/or hazardous materials affecting the Property. Purchaser shall have until the expiration of the Inspection Period (as hereinafter defined) to review the reports set forth herein and exercise its right to reject the Property based thereon or the right hereunder shall be deemed waived.

                 (B) The receipt by Purchaser of Seller  documents  described in
Section 7.2 below.

                 (C)  On  the  condition  that  Seller's   representations   and
warranties described in Article VIII below remain true and correct in all material respects.

                 (D) On the condition that there have been no material or adverse changes to the property or leases.

                 (E) Seller acknowledges that Purchaser is a public entity and that it is required to furnish financial statements to the Securities and Exchange Commission in connection with this acquisition. Seller agrees to make the information available for Purchaser at the Property to audit the last 12 months of operation of the Property so that a report can be generated that is in compliance with accounting Regulation S-X of the Securities and Exchange Commission.

                 (F) Purchaser determining during the Inspection Period that all water, sewer, gas, electric, telephone, and drainage facilities and all other utilities required by law or by the normal use and operation of the Property are and at the time of closing will be installed to the property line, are and at the time of closing will be connected pursuant to valid permits, and are and at the time of closing will be adequate to service the Property and to permit full compliance with all requirements of law and normal usage of the Property by the tenants thereof and their licensees and invitees.

         6.2 INSPECTION. This Agreement shall be further subject to and contingent upon Purchaser's satisfactory inspection as follows herein below.

         6.2.1 PREPARATION FOR INSPECTION. At the execution of this Agreement, Seller shall deliver to Purchaser copies of the following: The current rent roll for the Property; detailed statements of income and expenses with respect to the Property for the past two years; the most


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recent tax bills for the Property; utility bills for the Property for the twelve
(12) months previous to the date hereof; all contract, mortgages, and other documents creating liens of security interest on the Property, or any part thereof and all promissory notes secured thereby; all insurance policies applicable to the Property to include loss runs for the last three (3) years; Plans and Specifications for the Property, service contracts, and Certificates of Occupancy, to the extent reasonably available; a copy of Seller's title policy and most Seller's most recent survey for the Property. A copy of any environmental or engineering reports on the property. All these items shall be certified by Seller to be accurate and complete to Seller's actual knowledge and belief.

PURCHASER ACKNOWLEDGES THAT ALL INFORMATION AND REPORTS DELIVERED OR TO BE DELIVERED BY SELLER OR ITS AGENTS OR CONSULTANTS TO PURCHASER ARE BEING MADE AVAILABLE SOLELY AS AN ACCOMMODATION TO PURCHASER AND MAY NOT BE RELIED UPON BY PURCHASER IN CONNECTION WITH THE PURCHASE OF THE PROPERTY. HOWEVER, SELLER WARRANTS THAT ALL RECORDS GIVEN TO THE PURCHASER WERE PREPARED IN THE ORDINARY COURSE OF BUSINESS AND WERE RELIED UPON BY THE SELLER. PURCHASER AGREES THAT SELLER SHALL HAVE NO LIABILITY OR OBLIGATION WHATSOEVER FOR ANY INACCURACY IN OR OMISSION FROM ANY REPORT. PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO THE EXPIRATION OF THE INSPECTION PERIOD, ITS OWN INVESTIGATION OF THE PHYSICAL CONDITION OF THE PROPERTY TO THE EXTENT PURCHASER DEEMS SUCH AN INVESTIGATION TO BE NECESSARY OR APPROPRIATE. Purchaser and its representatives shall hold in strictest confidence all data and information obtained with respect to the Property, whether obtained before or after the execution and delivery of this Agreement, and shall not disclose the same to others; provided, however, that it is understood and agreed that Purchaser may disclose such data and information to the employees, lenders, consultants, accountants and attorneys of Purchaser or as otherwise may be required by law. In the event this Agreement is terminated or Purchaser fails to perform hereunder, Purchaser shall promptly return to Seller any statements, documents, schedules, exhibits or other written information obtained from Seller in connection with this Agreement or the transaction contemplated herein. In the event of a breach or threatened breach by Purchaser or its agents or representatives of this Section 6.2.1, Seller shall be entitled to an injunction restraining Purchaser or its agents or representatives from disclosing, in whole or in part, such confidential information.

         6.2.2 INSPECTION OF BOOKS AND RECORDS; ACCESS. Upon receipt by Purchaser of all documents requested in the paragraph above, Purchaser, its employees, agents and contractors shall have until 5:00 p.m. Houston, Texas time on June 8, 1999 (the "Inspection Period") to enter upon the Property (subject to the rights of the tenants) during normal business hours for the purpose of making physical inspections thereof, including but not limited to roofs, heating, cooling, electrical and plumbing systems, swimming pool, appliances, and structural elements of the buildings. Seller hereby reserves the right to have a representative present at the time Purchaser makes any such inspections. Purchaser shall notify Seller not less than one (1) business day in advance of making any such inspection. In making any inspection hereunder, Purchaser will treat, and will cause any representative of Purchaser to treat, all information obtained by Purchaser pursuant to the terms of this Agreement as strictly confidential. Purchaser


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

agrees to indemnify and hold Seller harmless from any and all liens, claims, liabilities or damages sustained by, or threatened against, Seller which result from or arise out of any inspections by Purchaser or its authorized representatives pursuant to this Section 6.2 or pursuant to any other provision of this Agreement. Upon the conclusion of the Inspection Period this Contract shall be deemed to be a firm agreement of purchase and sale binding the parties hereto, subject to the other provisions and conditions contained herein. All inspection fees, appraisal fees, engineering fees, environmental consultant's fees, loan application fees, and other expenses of any kind incurred by Purchaser relating to the inspection of the Property shall be solely Purchaser's expense.

         6.2.3 RIGHT OF TERMINATION DURING INSPECTION PERIOD. Purchaser shall also be permitted to review all original leases, expense records, tenant cards and occupancy data available, which information shall be made available to Purchaser at the Property. If Purchaser is not satisfied, in its sole and exclusive discretion, with the state of maintenance and repair of the Property or the rents, occupancy or expenses of the Property, then notwithstanding anything contained herein to the contrary, Purchaser shall have the right to terminate this Agreement by giving written notice to Seller before the end of the Inspection Period, and no party hereto shall have any further liability to any other party hereto, and all deposits shall be returned to Purchaser. In the event that Purchaser fails to give notice of termination to Seller prior to the expiration of the Inspection Period, Purchaser shall be deemed to have elected to waive its right to terminate this Agreement pursuant to this Section 6.2.3.

         6.2.4 "RENT READY." During the Inspection Period, both Seller and Purchaser will inspect an apartment unit at the Property and mutually agree that said apartment shall be representative of a "rent ready" unit by which all other units shall be judged for "rent ready" condition at closing. All vacant apartment units, are to be in a "rent ready" condition (as defined above), at the time of closing, containing, but not limited to the following amenities, i.e., carpet, refrigerator, range, garbage disposal, heating, plumbing and electrical systems; provided, however, Seller shall not be obligated to have units which become vacant within one (1) week of closing rent ready. However, in such event, the parties shall adjust the value of the work to be done.

         6.2.5 CONDITION OF PERSONAL PROPERTY AT CLOSING. All personal property included in the sale and all mechanical, electrical, heating, air conditioning, sewer, water and plumbing systems will be substantially in the same working order at the time of closing and in substantially the same condition as at the time of the initial inspection by Purchaser. If Seller fails to make reasonable efforts to conserve the Property, Purchaser shall have the option of waiving such requirement, in writing, and proceeding to closing, or Purchaser may void this Agreement and obtain a prompt return of its deposit.




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                                   ARTICLE VII
                                     CLOSING

         7.1 CLOSING. Closing will be held on June 9, 1999, at such place and at such time as the parties may agree.

         7.2 SELLER'S DELIVERIES. At closing, Seller shall execute and deliver to Purchaser the Special Warranty Deed referred to in Paragraph 3 hereof and shall also execute, where necessary, and deliver to Purchaser, the following in a form reasonably acceptable to Purchaser:

                  (A)  A  Bill  of  Sale,   with   special   warranty  of  title
transferring the personal property (as shown in Schedule B) to Purchaser free of all liens, charges and encumbrances.

                  (B) The Title Policy issued by the underwriter for the Title Company pursuant to the Title Commitment, subject only to the Permitted Exceptions, in the full amount of the Purchase Price, dated as of the date of Closing.

                  (C) Originals or copies of all signed leases and rental agreements in effect with tenants of the Property not for more than one (1) year.

                  (D) All security and cleaning deposits made by such tenants. Seller will give the tenants the required notice of such transfer in compliance with the laws of TEXAS.

                  (E) An affidavit of Seller in such form as will cause the Title Company to omit from the title insurance policy the exclusion relating to unrecorded mechanic's and materialmen's liens.

                  (F) A rent roll certified by Seller to be true and correct as of the date of closing showing the name of, and the amount of monthly rental payable, by each tenant of the Property, the apartment occupied by the tenant, the date to which rent has been paid, any advance payment of rent, and the amount of any escrow, or security deposit of tenant.

                  (G) An affidavit of Seller that to its actual knowledge and belief as well as that of its agents and/or representatives there are, on the date of closing, no unsatisfied judgments, creditor's claims other than in the course of business, tax liens, or pending bankruptcies involving Seller.

                 (H) Seller shall provide, a certificate from a licensed extermination contractor, who is regularly engaged in the business of pest control, that all buildings are free from any termite or other wood-boring insect infestation. Said certificate shall be dated within 90 days of closing, bearing the contractor's name, contractors license number, the signature of the party authorized to sign for the contractor and the date of the inspection. Should damage exist, Seller may, but shall not be obligated to proceed to have any corrective work completed prior to closing. If Seller does not make the repairs prior to closing, Purchaser, at its option, may either proceed to settlement and have such sums required for repairs deducted from Seller's proceeds, or may in its sole discretion terminate this Agreement. Seller shall promptly return Purchaser's deposit upon such termination.


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                  (I)  Assignments of all Seller's  interest in the following in the form attached hereto as EXHIBIT D: (1) all assignable licenses and permits relating to the operation of the Property, (2) the leases and rental agreements with tenants of the Property, (3) the existing Property telephone number and (4) the business and trade name as set forth in Par. 1.1.

                  (J) Assignments without recourse of all warranties and guarantees (see Exhibit D) to the extent the same are assignable and to the extent such are still in effect and provide Purchaser with copies of all such warranties and guarantees without limitation for all appliances, dishwashers, disposals, refrigerators, heating and air conditioning units, washers and dryers.

                  (K)  Consent  of the  Seller's  partners  to the  sale  of the
Property  and  any  other  approvals  required  under  Seller's   organizational
documents, which may affect Seller's ability to convey title to the Property.

                  (L) Provide documents for the transfer of the telephone, electric, water and sewer, and gas utilities, as may be required by the utility, for execution at closing.

                  (M) Satisfactory evidence of the power and authority of Seller to enter into and consummate this Agreement.

                  (N) Affidavit that Seller has received no notice from any governmental agency or any other official body inspecting the Property of the presence of asbestos and/or any other hazardous material at the Property.

                  (O) Seller shall provide a satisfactory and valid written termination of the management agreement executed by the existing management and rental agent for the Property, without cost to the Purchaser.

                  (P) A notice letter to all the residents of the apartment complex as to change of ownership in the form prepared by the Purchaser.

                  (Q) All such other documents as are normally transferred at settlement in the jurisdiction in which the property is located or are reasonably requested by Purchaser or its counsel.

                  (R) A representation letter as normally required by auditors for a public company in the form attached hereto as EXHIBIT E. This clause shall survive closing for one year.

                  (S)  Closing  Memorandum  and  Indemnification   Agreement  in
substantially the form attached hereto as EXHIBIT F.

         7.3 PURCHASER'S DELIVERIES. At closing and contemporaneously with the Seller's compliance with the provisions of Section 7.2, Purchaser shall:



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                  (A) Pay to Seller  the cash  portion  of the  purchase  price, adjusted for the prorations herein provided for in Article IV.

                  (B) Execute and deliver an assumption of obligations under leases and any contracts which may be accepted by the Purchaser and any other obligations specifically set forth herein.

                  (C) Deliver to the Seller a resolution of the Purchaser that:

                       (i) This Agreement has been duly authorized, executed and delivered by the Purchaser and is a valid and binding agreement of Purchaser, and

                       (ii) Purchaser has complete unrestricted power to buy the Property from the Seller and to execute any documents required to effectuate the transfer.

                  (D)  Execute  all  such  other   documents   as  are  normally
transferred at settlement in the jurisdiction in which the Property is located or are reasonably requested by Seller or its counsel.


                                  ARTICLE VIII
               SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS

         8.1 Representations of the Parties. Seller warrants (which warranties shall not survive settlement unless designated to the contrary) that as of the date hereof and as of closing hereof:

                  (A) That Seller, is the owner in fee simple of the Property and has the power to convey same.

                  (B) That Seller is not subject to any other agreements or arrangements, with the exception of those contained in any existing mortgage documents which would prevent Seller from selling the Property to Purchaser. This warranty shall survive for one year following closing.

                 (C) All necessary action has been taken by Seller to authorize the execution of this Agreement and the performance of the obligations contemplated hereunder, which are not excluded elsewhere in existing mortgage documents. This warranty shall survive for one year following closing.

                 (D) Seller has no actual knowledge and has not been advised in writing that it is in default under any lease, rental agreement service or equipment contract, or mortgage or other encumbrances relating to the Property. This warranty shall survive for one year following closing.


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

                 (E) Seller has no actual knowledge of any existing or threatened litigation which relates to or which would affect the Property, except for a pending lawsuit, J.D. Ramming Paving Co., Inc. v. Behrens Construction, Inc., et al. Seller agrees to take such steps as are necessary for the Title Company to omit said item from the title report or by providing sufficient sums to be deposited in the escrow account of the Title Company. This warranty shall survive for one year following closing.

                 (F) Seller has no actual knowledge that any part of the Property or the operation of the Property, is in violation or may violate any governmental statute, regulation, ordinance or building code or of any private restriction, that any governmental authority requires any work to be done on or affecting the Property, or that any governmental authority has expressed an intent to condemn or to make special improvements for the benefit of the Property or any part thereof. This warranty shall survive for one year following closing.

                 (G) That Seller is not a "foreign person" within the meaning of the Internal Revenue Code of 1954, as amended (the "Code"), and that Seller will furnish to Purchaser prior to closing an affidavit in form satisfactory to Purchaser confirming the same.

                 (H) That to Seller's knowledge, the Property was never utilized as a disposal site for hazardous waste products and will furnish to Purchaser an affidavit confirming same.

                 (I) Seller covenants and agrees that, between this date and the date of closing, Seller shall continue to maintain, operate and manage the Property in a manner consistent with its prior practices, making every reasonable effort to do nothing which might damage the reputation of the Property or the relationships with the tenants. Seller shall not permit the modification, extension or cancellation of any tenant lease (except in accordance with the terms of such lease) or any dealing with any tenant other than the ordinary course of managing the Property, without the prior written consent of Purchaser. If the leases of any tenants expire before thirty (30) days after the date of closing, Seller shall, up to the date of closing and without cost to the Purchaser, continue its normal course of operation with respect to causing tenants to be obtained for apartments which are unrented.

                 (J) Seller warrants that it has complied with the keyless, dead-bolt lock requirement.

                 (K) EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND IN THE CLOSING DOCUMENTS TO BE EXECUTED IN CONNECTION HEREWITH (THE "CLOSING DOCUMENTS"), IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. PURCHASER ACKNOWLEDGES AND AGREES THAT, UPON CLOSING, SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTY "AS IS, WHERE IS, WITH ALL FAULTS", EXCEPT TO

THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT AND IN THE CLOSING DOCUMENTS. PURCHASER REPRESENTS TO SELLER THAT PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS PURCHASER DEEMS NECESSARY OR DESIRABLE TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT AND IN THE CLOSING DOCUMENTS.

                 All references in this Agreement to the phrases "actual knowledge" or "knowledge" of Seller shall refer only to the current actual knowledge of Arnold C. Tauch, President of the General Partner of Seller, the person who, as an officer of the General Partner of Seller, is primarily responsible for supervision of the operation and management of the Property, and shall not be construed to refer to the knowledge of any other officer, agent or employee of Seller or any affiliate of Seller or the General Partner of Seller or to impose upon Arnold C. Tauch, Seller, or any other person or entity any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains; provided, however, the foregoing individual is acting solely within his capacity as an officer of the General Partner of Seller and in no manner, expressly or implied, is making any of the representations contained herein in an individual capacity.

                 8.2 CONTINUATION OF REPRESENTATIONS, WARRANTIES AND COVENANTS TO THE DATE OF CLOSING. If each of the warranties set forth in this section does not remain true up to and including the time of closing as to any material matters, this Contract, at Purchaser's election, shall be terminated, the deposits shall be returned to Purchaser with costs actually expended by Purchaser for the inspection and preparation for closing, or Purchaser may elect to close the sale and waive failure of the warranties.

                 8.3 BREACH OF REPRESENTATIONS, WARRANTIES AND COVENANTS. No claim for a breach of any representation or warranty of Seller shall be actionable or payable if the breach in question results from or is based on a condition, state of facts or other matter which was actually known to Purchaser prior to the expiration of the Inspection Period, it being expressly acknowledged and agreed by the parties hereto that Purchaser is performing various inspections, tests, and studies of the Property and is engaging various independent consultants with respect thereto. With respect to any representation or warranty herein which, by its express terms, is to survive closing, Seller shall have no liability to Purchaser for a breach of any representation or warranty (a) unless the valid claims for all such breaches collectively aggregate more than Twenty-Five Thousand and No/100 Dollars ($25,000.00), in which event the full amount of such valid claims shall be actionable, up to the Cap (as defined in this Section), and (b) unless written notice containing a description of the specific nature of such breach shall have been given by

Purchaser to Seller prior to the expiration of said one (1) year period, and an action shall have been commenced by Purchaser against Seller within two (2) years of Closing. As used herein, the term "Cap" shall mean the total net proceeds received by Seller in connection with this transaction. Notwithstanding the provisions of 8.2 above, Seller shall indemnify Purchaser for all reasonable costs incurred as a result of the failure of any of Seller's representations, warranties or covenants contained herein to remain true as of the date of closing.


                                   ARTICLE IX
                           CONDEMNATION; RISK OF LOSS

         9.1 PROPERTY DAMAGE. If, prior to closing, any part of the Property is damaged by fire or other casualty in an amount not greater than TWO HUNDRED THOUSAND ($200,000) DOLLARS, Purchaser agrees to accept the Property with an assignment of: (i) the insurance proceeds, (ii) any deductible, and (iii) rent loss insurance proceeds. In the event that such damage is in an amount greater than TWO HUNDRED THOUSAND ($200,000) DOLLARS, this Agreement may be canceled at the option of the Purchaser within fifteen (15) days after notice of the occurrence of such casualty. In the event of cancellation as aforesaid, this Agreement shall become null and void and the parties shall be released of all obligations hereunder and all payments made shall be returned. Should Purchaser elect to carry out this Agreement despite such damage, Seller shall assign to Purchaser all insurance proceeds and any deductible arising from such damage and will compensate Purchaser for lost rent collections to the extent of insurance proceeds received. Seller shall promptly notify Purchaser in writing upon the occurrence of any such damage.

         9.2 CONDEMNATION. In the event of any actual or threatened taking, pursuant to the power of eminent domain, all or any part thereof, or any actual or proposed sale in lieu thereof, the Seller shall give written notice thereof to the Purchaser promptly after Seller learns or receives notice thereof. Upon a taking of a material part of the Property greater than TWO HUNDRED THOUSAND ($200,000) DOLLARS or any part of the building or more than 5% of the parking area, Purchaser may elect to either (a) terminate this Agreement within fifteen
(15) days after notice of the occurrence of such taking, in which event the deposits shall be immediately returned to Purchaser and all other rights and obligations of the parties hereunder shall terminate immediately, or (b) waive its right to terminate this Agreement and proceed to closing, in which event all proceeds, awards and other payments arising out of such condemnation or sale
(actual or threatened) shall be paid to the Purchaser at Closing, if such payment has been received. If payment has not as yet been received, but an amount has been agreed upon, Seller shall assign the claim to Purchaser.

         9.3 RISK OF LOSS. Prior to closing, all risks of loss or damage by every casualty shall be borne by the Seller.

                                    ARTICLE X
                               BROKER'S COMMISSION

         10.1 COMMISSION. Purchaser agrees to pay a brokerage fee to LAMM REAL ESTATE, LTD. and Seller agrees to pay a brokerage commission to C.B. RICHARD ELLIS, INC., pursuant to separate agreements. Said brokerage fees shall be deemed earned if, and only if, settlement occurs hereunder, and shall not be deemed earned even if Purchaser and/or Seller wrongfully fail(s) to consummate the purchase and sale herein contemplated. Seller and Purchaser represent and warrant to each other that no other brokerage fees are or shall be owing in connection with this transaction or in any way with the Property or this Agreement, and Seller and Purchaser hereby indemnify and hold the other harmless from any and all claims of any other person so claiming.


                                   ARTICLE XI
                                     DEFAULT

         11.1 DEFAULT DEFINED. Default for the purpose of this Agreement shall mean any failure by Seller or Purchaser to fulfill all the terms, conditions and covenants contained herein, however, it shall not be an event of default for either party to exercise its rights to terminate this Agreement as contained in other provisions herein.

         11.2 SELLER'S DEFAULT. Upon Seller's default, the Purchaser, at its election, may as its sole and exclusive remedy, either (1) require specific performance of Seller, or (2) cancel this Agreement and obtain a prompt return of the deposits and all expenses incurred by Purchaser, in which case this Agreement shall be terminated and the parties released from all obligations hereunder, or (3) the Purchaser may waive such defaults and proceed to settlement. Seller shall indemnify Purchaser for any reasonable costs incurred by Purchaser if Purchaser elects to pursue its option (1) noted above, to include reasonable attorney fees. Purchaser shall not have the right to institute a suit for damages (and hereby waives any such right to institute a suit for damages) against Seller.

         11.3 PURCHASER'S DEFAULT. Upon Purchaser's default, this Agreement shall be terminated and both parties released from all obligations hereunder, and the deposit shall be retained by the Seller as liquidated damages. Such amount and terms are agreed upon by and between Seller and Purchaser as liquidated damages, due to the difficulty and inconvenience of ascertaining and measuring actual damages, and the uncertainty thereof, and the payment of the deposit and the terms provided herein shall constitute full satisfaction of Purchaser's obligations under this Agreement. Such amount is agreed upon by and between Seller and Purchaser as a reasonable estimate of just compensation for the harm caused by Purchaser's default. Seller shall have no other remedy against Purchaser in the event of Purchaser's default.

                                   ARTICLE XII
                            MISCELLANEOUS PROVISIONS


         12.1  ENTIRE   AGREEMENT.   This   Agreement   sets  forth  the  entire
understanding between the parties; it supersedes all previous agreements and representations which are deemed merged herein and may not be modified except in writing.

         12.2 ASSIGNMENT. Purchaser may assign this Agreement without the consent of Seller to an entity associated with the Purchaser.

         12.3 SEVERABILITY. If any provision, sentence, phrase or word of this Agreement or the application thereof to any person or circumstance shall be held invalid, the remainder of this Agreement or the application of such provision, sentence, phrase, or word to persons or circumstances, other than those as to which it is held invalid, shall remain in full force and effect.

         12.4 BINDING EFFECT. The parties to the Agreement mutually agree that it shall be binding upon and inure to the benefit of their respective heirs, representatives, successors in interest and assigns.

         12.5 CONTROLLING LAW. It is the intent of the parties hereto that all questions with respect to the construction of this Agreement and the rights and liabilities of the parties shall be determined in accordance with the provisions of the laws of the State of Texas.

         12.6 COUNTERPARTS. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature on behalf of both parties hereto appear in each counterpart hereof, and it shall be sufficient that the signature on behalf of both parties hereto appear on one or more such counterparts. All counterparts shall collectively constitute a single contract.

         12.7 INCORPORATION BY REFERENCE. All of the Exhibits referred to herein and/or attached hereto shall be deemed to constitute a part of the Agreement.

         12.8 HEADINGS. The headings of the Articles and sections hereof are inserted for convenience only and shall not be deemed to constitute a part of the Agreement.

         12.9 CONSTRUCTION OF CONTRACT. Each party hereto has reviewed and revised (or requested revisions of) this Agreement, and therefore the normal rule of construction that any ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Contract or any amendments or exhibits hereto.

         12.10  CONFIDENTIALITY.   The   parties  shall  keep  confidential  the
existence of this Agreement, the transactions described herein, and all information obtained from the other party both during and subsequent to the transaction. However, the covenants contained in this paragraph shall not apply in respect to any information which (a) was already known to either party when such information was received from the other, (b) was readily available to the general public at the time of such receipt, (c) subsequently becomes known to the general public through no fault or omission by the other party, (d) is subsequently disclosed by a third party which has the bona fide right to make such disclosure, or (e) is required to be disclosed by law or a governmental agency. This clause shall survive closing.

         12.11 HOLIDAYS. If any of the deadlines in this Agreement ends on, or if any event is to occur on, a Saturday, Sunday, or legal holiday, the deadline or the date for performance shall automatically be extended to the next day which is not a Saturday, Sunday, or legal holiday.

         12.12 LEAD WARNING STATEMENT. Every purchaser of any interest in residential real property on which a residential dwelling was built prior to 1978 is notified that such property may present exposure to lead from lead-based paint that may place young children at risk of developing lead poisoning. Lead poisoning in young children may produce permanent neurological damage, including learning disabilities, reduced intelligence quotient, behavioral problems, and impaired memory. Lead poisoning also poses a particular risk to pregnant women. The seller of any interest in residential real property is required to provide the buyer with any information on lead-based paint hazards from risk assessments or inspections in the seller's possession and notify the buyer of any known lead-based paint hazards. A risk assessment or inspection for possible lead-based paint hazards is recommended prior to purchase.

         12.12.1. Seller has no knowledge of lead-based paint and/or lead-based paint hazard in the housing.

         12.12.2. Seller has no reports or records pertaining to lead-based paint and/or lead-based paint hazards in the housing.

         12.12.3. Purchaser is hereby granted a 10-day opportunity (or the length of the Inspection Period, whichever is longer) to conduct a risk assessment or inspection for the presence of lead- based paint and/or lead-based paint hazards.

         12.13 EXHIBITS. The following exhibits are attached to this Agreement and are incorporated into this Agreement by this reference and made a part hereof for all purposes:

                  EXHIBIT A, the legal description of the Land.
                  EXHIBIT B, list of personal property
                  EXHIBIT C, the form of Deed.
                  EXHIBIT D, the form of the Assignment and Assumption of
                             Personal Property, Service Contracts, Warranties and Leases.
                  EXHIBIT E, the form of the Representation Letter.
                  EXHIBIT F, Closing Memorandum and Indemnification Agreement.

         12.14 NON-RECORDING. The execution by Seller and Purchaser of this Agreement has not been acknowledged before a notary public or other officer authorized to take acknowledgments, and neither this Agreement nor any memorandum or affidavit hereof is to be filed for record. In the event that Purchaser records this Agreement or any memorandum or affidavit hereof, Seller shall have the right, at its option, to terminate this Agreement, whereupon the Deposit, together will all accrued interest thereon, shall be delivered to Seller as liquidated damages for Purchaser's breach hereof and Seller and Purchaser shall be fully and finally released herefrom.

         12.15 ATTORNEYS' FEES. In the event it becomes necessary for either party hereto to file a suit to enforce this Agreement or any provisions contained herein, the party prevailing in such action shall be entitled to recover, in addition to all other remedies or damages, reasonable attorneys' fees incurred in such suit.

         12.16 BROKER DISCLOSURE. Purchaser acknowledges that, at the time of execution of this Agreement, the aforementioned Brokers advised Purchaser that Purchaser should have the abstract covering the Property examined by an attorney of Purchaser's own selection or that Purchaser should be furnished with or obtain a policy of title insurance.

        12.17 AMENDMENTS. This Agreement may not be modified or amended, except by an agreement in writing signed by the Seller and the Purchaser. The parties may waive any of the conditions contained herein or any of the obligations of the other party hereunder, but any such waiver shall be effective only if in writing and signed by the party waiving such conditions or obligations.

         12.18 AUTHORITY. Each person executing this Agreement warrants and represents that he is fully authorized to do so.

         12.19 TIME OF ESSENCE. Time is of the essence of this Agreement. However, each party shall have the right to one adjournment to June 16th.

                                  ARTICLE XIII
                                     NOTICE

         13.1 NOTICE. All notices required or permitted to be given under this Agreement shall be in writing and shall be sent or delivered to the address set forth below (or such other address as may be hereafter specified in writing):

         To Seller:

                           Mr. Arnold Tauch
                           Falcon Group, Inc.
                           5225 Katy Fry., #530
                           Houston, TX   77007
                           Fax: (713) 861-0971

         With a copy to Seller's Attorneys:

                           Kyle Lippman, Esq.
                           Nathan, Sommers, Lippman, Jacobs & Gorman
                           2800 Post Oak Blvd., 61st Floor
                           Houston, TX   77056-5705
                           Fax: (713) 892-4800

         To Purchaser:

                           Mr. Gus Remppies
                           Cornerstone Realty Group, Inc
                           306 E. Main Street
                           Richmond, VA  23219
                           Fax: (804) 782-9302

         With a copy to Purchaser's Attorneys:

                           Harry S. Taubenfeld, Esq.
                           Zuckerbrod & Taubenfeld
                           575 Chestnut St., P.O. Box 488
                           Cedarhurst, NY   11516
                           Fax: (516) 374-3490

                           and

                           Robert E. Morrison, Esq.
                           Brown McCarroll & Oaks Hartline
                           300 Crescent Court, Suite 1400
                           Dallas, TX   75201
                           Fax: (214) 999-6170

         13.2 DELIVERY OF NOTICE. Notices sent either by Registered or Certified Mail, Return Receipt Requested, or by overnight express mail shall be deemed given when deposited in the United States Mail, postage prepaid, or delivered to a reliable overnight courier or by fax. Notices sent in any other manner shall be deemed given only when actually delivered at the specified address.

              IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed this day and date first written above.


SELLER:

AUSTIN/CANYON HILLS, LTD., a Texas
limited partnership

         BY:  Austin/Canyon Hills I, Inc.,
              a Texas corporation, General Partner


         BY:      /s/ Kyle Tauch
                  -------------------
         Name:    Kyle Tauch
         Title:   Secretary


         PURCHASER:

         CORNERSTONE REALTY GROUP, INC.


         BY: /s/ Gus G. Remppies
             ---------------------
         Its: Senior Vice President
              ----------------------

                              EARNEST MONEY RECEIPT


Heritage Title Company of Austin, Inc. acknowledges receipt of this fully executed Agreement and the Earnest Money in the amount of $100,000.00, on this the ___ day of _____________, 1999 (the "Effective Date"), and agrees as follows:

(a) immediately, by courier (for no later than next business day delivery), to deliver to Seller, Seller's counsel, Purchaser, and Purchaser's counsel a copy of this Agreement, as fully executed by Seller, Purchaser, Agent, and the Title Company; and,

(b) to issue the Commitment (as defined in Section 3.2 of this Agreement) and deliver same to Purchaser and to Purchaser's counsel, with a copy to Seller, within ten (10) days after the Effective Date.


                                HERITAGE TITLE COMPANY OF AUSTIN, INC.


                                By:_____________________________________________

                                Name:___________________________________________

                                Title:__________________________________________